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                                                                   EXHIBIT 10.36

                            INDEMNIFICATION AGREEMENT

       This Indemnification Agreement ("Agreement") is made as of this 17th day of November 1997 by and between Diedrich Coffee, Inc., a Delaware corporation (the "Company") and Timothy J. Ryan ("Indemnitee"), with reference to the following:

                                    RECITALS

       A. The Indemnitee is currently serving as a Director and/or Officer of the Company and the Company wishes the Indemnitee to continue in such capacity. The Indemnitee is willing, under certain circumstances, to continue in such capacity.

       B. The Indemnitee has indicated his concern that the indemnities available under the Company's bylaws and available insurance, if any, may not be adequate to protect him against the risks associated with his service to the Company. The Indemnitee may not be willing to continue in office in the absence of the benefits accorded to Indemnitee under this Agreement.

                                    AGREEMENT

       In order to induce the Indemnitee to continue to serve as Director and/or Officer for the Company and in consideration for his continued service, the Company hereby agrees to indemnify the Indemnitee as follows:

       1. The Company shall indemnify, and advance expenses to, Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law in effect on the date hereof and to such greater extent as applicable law may thereafter from time to time permit. The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other Sections of this Agreement. The indemnification and advancement of expenses contemplated by this Agreement are intended to be provided in accordance with the terms and conditions of this Agreement regardless of whether any of the events underlying the indemnified claims or actions or advanced expenses occurred before or after the date of this Agreement. The rights of Indemnitee under this Agreement shall survive termination of his status as a director, officer, employee or agent of the Company.


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       2. Indemnitee shall be entitled to the rights of indemnification provided in this Section 2 if, by reason of the fact that he is or was a director, officer, employee or agent of the Company, he is, or is threatened to be made, a party to any threatened, pending, or completed action, suit or proceeding, other than an action by or in the right of the Company. Pursuant to this Section 2, Indemnitee shall be indemnified against expenses (including attorneys' fees), judgments, damages, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such proceeding or any claim, issue or matter therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

       3. Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if, by reason of the fact that he is or was a director, officer, employee or agent of the Company, he is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section, Indemnitee shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or on his behalf in connection with the defense or settlement of such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Notwithstanding the foregoing, no indemnification against such expenses shall be made in respect of any claim, issue or matter in such proceeding as to which Indemnitee shall have been adjudged to be liable to the Company in the performance of his duty to the Company if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification against expenses shall nevertheless be made by the Company in such event if and only to the extent that the court in which such proceeding shall have been brought or is pending, shall determine.

       4. Any indemnification under Sections 2 and 3 of this Agreement, unless ordered by a court, shall be made by the corporation only as authorized by the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 2 and 3 of this Agreement. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel, in a written opinion, or (3) by the stockholders.

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       5. If the Company does not respond to a written claim for payment under this Agreement within sixty (60) days of having received a claim under this Agreement, it shall be deemed to have waived any right to refuse to pay such claim under this Agreement. If a claim under this Agreement is not paid by the Company, or on its behalf, within ninety (90) days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim.

       6. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

       7. Notwithstanding anything to the contrary herein, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee:

              (a) for which payment is actually made to the Indemnitee under a valid and collectible insurance policy, except in respect of any excess beyond the amount of payment under such insurance;

              (b) for which the Indemnitee is indemnified by the Company otherwise than pursuant to this Agreement;

              (c) based upon or attributable to the Indemnitee or any member of his immediate family gaining in fact any personal profit or advantage to which he was not legally entitled;

              (d) for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Corporation within the meaning of
       Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any state statutory law or common law; or

              (e) brought about or contributed to by the dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be protected under this Agreement as to any claims upon which suit may be brought against him by reason of any alleged dishonesty on his part, unless a judgment or other final adjudication thereof adverse to the Indemnitee shall establish that he committed (i) acts of active and deliberate dishonesty or (ii) acts with actual dishonest purpose and intent, which acts were material to the cause of action so adjudicated.

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       8. No costs, charges or expenses for which indemnity shall be sought hereunder shall be incurred without the Company's consent, which consent shall not be unreasonably withheld.

       9. The Indemnitee, as a condition precedent to his right to be indemnified under this Agreement, shall give to the Company notice in writing as soon as practicable of any claim made against him for which indemnity will or could be sought under this Agreement. Notice to the Company shall be directed to Diedrich Coffee, Inc., 2144 Michelson Drive, Irvine, CA 92612, Attention:
Corporate Secretary (or such other addresses as the Company shall designate in writing to the Indemnitee); notice shall be deemed received if sent by prepaid mail properly addressed, the date of such notice being the date postmarked. In addition, the Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within the Indemnitee's power.

       10. Costs and expenses (including attorneys' fees) incurred by the Indemnitee in defending or investigating any action, suit, proceeding or investigation shall be paid by the Company in advance of the final disposition of such matter, if the Indemnitee shall undertake in writing to repay any such advances in the event that it is ultimately determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement. Notwithstanding the foregoing or any other provision of this Agreement, no advance shall be made by the Company if a determination is reasonably promptly made (l) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion that, based upon the facts known to the board or counsel at the time such determination is made, (a) the Indemnitee acted in bad faith or deliberately breached his duty to the Company or its stockholders, and (b) as a result of such actions by the Indemnitee, it is more likely than not that it will ultimately be determined that the Indemnitee is not entitled to indemnification under the terms of this Agreement.

       11. Nothing herein shall be deemed to diminish or otherwise restrict the Indemnitee's right to indemnification under any provision of the certificate of incorporation or bylaws of the Company or under Delaware law.

       12. This Agreement shall be governed by and construed in accordance with Delaware law, but without reference to the conflicts of law's principles of that jurisdiction.

       13. This Agreement shall be binding upon all successors and assigns of the Corporation (including any transferee of all or substantially all of its assets and any successor by merger or operation or law) and shall inure to the benefit of the heirs, personal representatives and estates of Indemnitee.

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       14. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the remaining provisions of this Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Company provide protection to Indemnitee to the fullest enforceable extent.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and signed as of the day and year first above written.

                                       DIEDRICH COFFEE, INC.
                                       2144 Michelson Drive
                                       Irvine, CA 92612


                                       -----------------------------------------
                                       By:  Jonathan B. Eddison, Vice President,
                                       General Counsel and Assistant Secretary

AGREED TO AND ACCEPTED:

INDEMNITEE

Signed:
       ----------------------------
Name:  Timothy J. Ryan

-----------------------------------

-----------------------------------
(address)


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